UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

ProQuest Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3246	36-3580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S.Employer Identification No.)

300 North Zeeb Road, Ann Arbor, Michigan	48103-1553
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 761-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report filed by ProQuest Company on February 4, 2005 (the Initial Form 8-K) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of this Current Report on Form 8-K/A .

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Independent Auditors’ Report

Audited Financial Statements for Voyager Expanded Learning:

Balance Sheets as of March 31, 2004 and 2003

Statements of Operations for the years ended March 31, 2004, 2003 and 2002

Statements of Shareholders’ Equity for the years ended March 31, 2004, 2003, and 2002

Statements of Cash Flows for the years ended March 31, 2004, 2003, and 2002

Notes to Financial Statements for the years ended March 31, 2004, 2003 and 2002

Unaudited Interim Financial Statements for Voyager Expanded Learning:

Balance Sheets as of December 31, 2004 and 2003

Statements of Operations for the nine months ended December 31, 2004 and 2003

Statements of Shareholders’ Equity for the nine months ended December 31, 2004 and 2003

Statements of Cash Flows for the nine months ended December 31, 2004 and 2003

Notes to Financial Statements for the nine months ended December 31, 2004 and 2003

(b) Unaudited Pro Forma Financial Statements:

Pro Forma Condensed Combined Balance Sheet as of January 1, 2005

Pro Forma Condensed Combined Statement of Operations for the twelve months ended January 1, 2005

(c) Exhibits

23.1	Consent of Deloitte & Touche LLP

99.2	Press Release dated February 1, 2005 - previously filed

99.3	Credit Agreement dated January 31, 2005 - previously filed

99.4	First Amendment to existing Note Purchase Agreement dated January 31, 2005 - previously filed

99.5	Note Purchase Agreement dated January 31, 2005 - previously filed

99.6	Agreement and Plan of Merger by and among ProQuest Company, VEL Acquisition Corp., Voyager Expanded Learning, Inc., and R. Best Associates, Inc. dated as of December 13, 2004 – previously filed

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Voyager Expanded Learning, Inc.

Dallas, Texas

We have audited the accompanying balance sheets of Voyager Expanded Learning, Inc. (the “Company”) as of March 31, 2004 and 2003, and the related statements of operations, shareholders’ equity and cash flows for the years ended March 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended March 31, 2004, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for curriculum development costs in 2003.

/S/    DELOITTE & TOUCHE LLP

Dallas, Texas

June 23, 2004

VOYAGER EXPANDED LEARNING, INC.

Balance Sheets

March 31,

(In thousands, except share data)

	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$3,449	$1,982
Accounts receivable trade, net	5,412	5,698
Inventory	7,365	3,869
Deferred tax assets	2,341	—
Prepaid expenses and other current assets	346	303

Total current assets	18,913	11,852
Property and equipment, net	1,456	1,540
Intangibles and other assets	4,108	2,939
Deferred tax assets - noncurrent	234	—

Total assets	$24,711	$16,331

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,262	$1,815
Accrued expenses	1,119	1,023
Deferred revenue	2,488	3,200

Total current liabilities	5,869	6,038
Capital lease, long term	133	—
Other long term liability	442	—

Total liabilities	6,444	6,038

Commitments and Contingencies (Note 5)
Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares - 20,000,000
Issued and outstanding shares - 8,582,211 and 8,278,560, respectively	86	83
Additional paid-in capital	25,614	31,711
Accumulated deficit	(7,433)	(21,501)

Total shareholders’ equity	18,267	10,293

Total liabilities and shareholders’ equity	$24,711	$16,331

See notes to financial statements.

VOYAGER EXPANDED LEARNING, INC.

Statements of Operations

Years Ended March 31,

(In thousands)

	2004	2003	2002
Net revenues	$55,312	$31,623	$26,327
Cost of sales	22,302	15,561	11,181

	33,010	16,062	15,146

Operating expenses:
Curriculum development	1,527	1,798	3,122
Sales and marketing	12,300	9,912	8,995
General and administrative	6,014	5,206	4,686
Depreciation and amortization	1,056	1,131	849

	20,897	18,047	17,652

Operating income (loss)	12,113	(1,985)	(2,506)
Other income (expense):
Interest income	73	24	222
Interest expense	(27)	(78)	(171)

	46	(54)	51

Income (loss) before cumulative effect of accounting change	12,159	(2,039)	(2,455)
Cumulative effect of accounting change	—	582	—

Income (loss) after cumulative effect of accounting change and before income tax (expense) benefit	12,159	(1,457)	(2,455)
Income tax benefit	1,909	—	—

Net income (loss)	$14,068	$(1,457)	$(2,455)

Pro forma net income (loss) assuming new curriculum capitalization method is applied retroactively	$14,068	$(2,039)	$(1,873)

See notes to financial statements.

VOYAGER EXPANDED LEARNING, INC.

Statements of Shareholders’ Equity

Years Ended March 31, 2004, 2003, and 2002

(In thousands, except share data)

	Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Surplus(Deficit)	Total
Balance at March 31, 2001	8,173,460	$82	$31,435	$(17,589)	$13,928
Sale of common stock	105,100	1	276	—	277
Net loss	—	—	—	(2,455)	(2,455)

Balance at March 31, 2002	8,278,560	83	31,711	(20,044)	11,750
Net loss	—	—	—	(1,457)	(1,457)

Balance at March 31, 2003	8,278,560	83	31,711	(21,501)	10,293
Sale of common stock	303,651	3	2,186	—	2,189
Tax benefit of stock option exercises	—	—	297	—	297
Dividends paid	—	—	(8,580)	—	(8,580)
Net income	—	—	—	14,068	14,068

Balance at March 31, 2004	8,582,211	$86	$25,614	$(7,433)	$18,267

See notes to financial statements.

VOYAGER EXPANDED LEARNING, INC.

Statements of Cash Flows

Years Ended March 31,

(In thousands)

	2004	2003	2002
OPERATING ACTIVITIES
Net income (loss)	$14,068	$(1,457)	$(2,455)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,056	1,131	849
Amortization of curriculum development costs	1,034	362	—
Deferred taxes	(2,575)	—	—
Tax benefit of stock option exercises	297	—	—
Changes in operating assets and liabilities:
Accounts receivable	286	(1,902)	(3,201)
Inventory	(3,496)	499	1,221
Prepaid expenses and other assets	16	208	(395)
Accounts payable and other liabilities	950	507	(58)
Deferred revenue	(712)	1,933	1,267

Net cash provided by (used in) operating activities	10,924	1,281	(2,772)

INVESTING ACTIVITIES
Capital expenditures	(526)	(395)	(824)
Capitalized curriculum development costs	(2,531)	(2,150)	—

Net cash used in investing activities	(3,057)	(2,545)	(824)

FINANCING ACTIVITIES
Dividends paid	(8,580)	—	—
Proceeds from issuance of debt	—	—	4,000
Principal payments on notes payable	—	—	(4,951)
Principal payments on capital lease	(9)	—	—
Proceeds from sale of common stock	2,189	—	277

Net cash used in financing activities	(6,400)	—	(674)

Net change in cash and cash equivalents	1,467	(1,264)	(4,270)
Cash and cash equivalents, beginning of period	1,982	3,246	7,516

Cash and cash equivalents, end of period	$3,449	$1,982	$3,246

Supplemental disclosure of cash paid during the year:
Interest	$27	$78	$171

Income taxes	$311	$—	$—

Noncash investing and financing activities:
Net assets acquired in purchase	$—	$—	$1,455

Notes payable assumed in purchase	$—	$—	$(951)

Capital lease obligations incurred	$179	$—	$—

See notes to financial statements.

VOYAGER EXPANDED LEARNING, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended March 31, 2004, 2003 and 2002

1.	DESCRIPTION OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of the Business - Voyager Expanded Learning, Inc. (the “Company”) develops and markets innovative reading programs for elementary and middle schools nationwide. In grades K-3, the reading programs are implemented in school, after school and during the summer as part of the Voyager Universal Literacy System. The Company’s reading intervention programs for grades K-9 are also implemented in school, after school and in summer classes. All of the Company’s programs are academically focused adventures that capture students’ imaginations and increase their interest in learning and school attendance. The Company also designs innovative professional development programs that are used to train teachers and administrators. Through its VoyagerU division, the Company combines online learner-paced curriculum with face-to-face instruction on relevant topics designed to improve the performance of educators. Certain of the programs are developed in conjunction with the Discovery Channel, The Smithsonian Institution and Harvard University.

The Company has financed its operations through various financing activities, including borrowings and sales of stock. Management believes that its increasing revenue base, current available working capital, and short-term financing with banks, asset-based lenders or other parties will be sufficient to meet the Company’s current obligations.

Change in Accounting for Curriculum Development Costs - Prior to fiscal 2003, curriculum development costs were expensed in the year incurred. Beginning April 1, 2002, curriculum costs on programs that have a shelf life of more than one year are being capitalized and amortized over the expected lives of the programs. Curriculum development costs on programs with a one-year shelf life continue to be expensed as incurred. The new method of accounting for curriculum development costs was adopted in fiscal 2003 as a result of the Company developing grade-level programs with shelf lives of more than one year beginning in fiscal 2002. Prior to fiscal 2002, all the programs sold by the Company were generally rewritten each year. The effect of the change in accounting policy in fiscal 2003 was to decrease curriculum development expenses by approximately $1,018,000. In addition, the cumulative effect of the change in accounting policy as of April 1, 2002 of $582,000 is included in the statement of operations for fiscal 2003. The pro forma amounts shown in the statement of operations have been adjusted for the effect of retroactive application on curriculum development costs had the new method been in effect in fiscal 2002.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with financial institutions that it believes to be of high credit quality. Management does not expect credit losses from such financial instruments.

Customers of the Company’s principal products consist primarily of educational institutions. Credit is extended based on an evaluation of the customer’s financial condition, and collateral is not required. In fiscal 2004, one customer accounted for approximately 33% of the Company’s net revenue and 32% of the Company’s total net trade accounts receivable. In fiscal 2003, one customer accounted for approximately 11% of the Company’s net revenue and 8% of the Company’s total net trade accounts receivable. In fiscal 2002, one customer accounted for approximately 15% of the Company’s net revenue and 47% of the Company’s total net trade accounts receivable.

Cash and Cash Equivalents - Cash and cash equivalents consist of cash in bank accounts, money market funds and certificates of deposit with maturities of 90 days or less.

Accounts Receivable - Accounts receivable are stated net of allowances for doubtful accounts of $389,000 and $183,000 at March 31, 2004 and 2003, respectively.

Inventory - Inventory, consisting of program materials, is valued at the lower of cost or market with cost determined under the first-in, first-out method.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the assets’ estimated useful lives, ranging from three to seven years, using the straight-line method. Amortization of leasehold improvements is computed based on the shorter of the assets’ estimated useful lives or the lease term.

Intangible Assets - Intangible assets consist primarily of the fair value of identified intangibles acquired from gradschoolonline.org.inc in December 2001 and curriculum development costs. The acquired intangibles are being amortized primarily over a three- to eight-year period. Curriculum development costs are being amortized over the expected lives of the related programs, primarily a three- to four-year period.

Long-Lived Asset Impairment - The net realizable value of the Company’s long-lived assets, as well as intangible assets subject to amortization, are periodically assessed by comparing the expected future net operating cash flows to the carrying amount of the underlying assets. Evaluation of a potential impairment would occur if the recorded value of these assets exceeded the associated future net operating cash flows. Any potential impairment loss would be measured as the amount by which the carrying value exceeds the fair value of the asset.

Revenue - Revenue is recognized when program materials or services are provided to customers. Revenue is accrued for services, provided that the Company has not billed its customers at the reporting date. Revenue from the Company’s services are provided under fixed-price contracts. For fixed-price contracts, revenue is recorded on the basis of the estimated percentage of completion of services rendered. Such contracts are subject to annual renewal.

Sales Returns - In accordance with the Company’s established sales return policy, management reviews the need for a sales returns allowance on an ongoing basis. Historically, sales returns have been minimal. The reserve for sales returns, which is included in accrued expenses, was $126,000 and $100,000 at March 31, 2004 and 2003, respectively.

Warranty - Certain Universal Literacy System contracts include a literacy warranty to the customer whereby if literacy thresholds are not achieved within a school the Company will provide additional program materials to the school. As of March 31, 2004, no amounts had been expended in connection with the warranty and the Company determined any potential liability for the warranty was immaterial.

Income Taxes - The Company accounts for income taxes using the liability method. Deferred income taxes represent the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation reserves are provided against net deferred tax assets when realization of those assets is uncertain. The change in the valuation reserve is provided in Note 8.

Stock Compensation - The Company has elected to follow Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, in accounting for its employee stock options and stock-based awards. Under APB 25, if the exercise price of an employee’s stock option equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income (loss) and the net income (loss) attributable to common shareholders is required by SFAS No. 123 and has been determined as if the Company had accounted for employee stock options granted under the fair-value method. The fair value for options granted was estimated at the date of grant using the Black-Scholes valuation model with the following assumptions for fiscal 2004, 2003 and 2002: risk-free interest rates of 3.9%, 4.3% and 4.4%, respectively; dividends are expected to be declared; and an expected life of the options of 10 years. No fair value was attributed to the options granted in fiscal 2004 and 2002. For fiscal 2003, the weighted average fair value of options granted was $5.16 per option. For fiscal 2004, 2003 and 2002, pro forma net income (loss) under SFAS No. 123 would have been adjusted to the following pro forma amounts (in thousands):

	2004	2003	2002
Net income (loss) as reported	$14,068	$(1,457)	$(2,455)
Total stock-based employee compensation expense determined under fair value-based method for all awards	(129)	(255)	(232)

Pro forma net income (loss)	$13,939	$(1,712)	$(2,687)

Recently Issued Accounting Pronouncements - In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150, as amended by FASB Staff Position 150-3, is effective for the Company in fiscal year 2005. SFAS No. 150 will require, among other matters, mandatorily redeemable preferred stock to be classified as a liability. The accounting treatment for convertible and redeemable preferred stock currently is not changed by this statement. The adoption of this pronouncement is not expected to have a material impact on the financial statements.

In May 2003, FIN 46, Consolidation of Variable Interest Entities, was issued, which clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The adoption of FIN 46 and its subsequent revisions in the year ended 2004 had no impact on the Company’s financial statements.

Reclassifications - Reclassifications of certain fiscal 2003 and 2002 amounts have been made to conform to the fiscal 2004 presentation.

2.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31 (in thousands):

	2004	2003
Office equipment and computers	$1,685	$1,786
Software	1,609	1,450
Furniture and fixtures	1,078	899
Leasehold improvements	752	722

	5,124	4,857
Less accumulated depreciation and amortization	(3,668)	(3,317)

Net property and equipment	$1,456	$1,540

As of March 31, 2004, furniture and fixtures held under capital lease totaled $179,000. There were no capital leases as of March 31, 2003 and 2002.

3.	INTANGIBLES AND OTHER ASSETS

Intangibles and other assets consisted of the following at March 31 (in thousands):

	2004				2003
	Total	Accumulated Amortization	Net Book Value	Weighted Average Remaining Life	Total	Accumulated Amortization	Net Book Value	Weighted Average Remaining Life
Curriculum development costs	$4,681	$(1,425)	$3,256	2.6 years	$2,150	$(391)	$1,759	3.1 years
Purchased curriculum and delivery system	1,038	(303)	735	5.7 years	1,038	(173)	865	6.7 years
Performance contract	346	(323)	23	.2 years	346	(184)	162	1.2 years
Other	94	—	94		153	—	153

	$6,159	$(2,051)	$4,108		$3,687	$(748)	$2,939

4.	DEBT

On March 31, 2004, the Company entered into a bank credit agreement under which it may borrow up to $5,000,000 through July 1, 2005. The loan bears interest at prime plus 0.5% per annum. The Company paid a loan origination fee of $25,000 and is required to pay a fee of 0.25% per annum on the unused portion of the loan. The credit agreement contains various covenants, including maintaining a minimum tangible net worth and fixed charge coverage ratio and reporting requirements. Collateral for this agreement consists of substantially all the assets of the Company. As of June 23, 2004, the Company had borrowed no amounts under the credit agreement.

On June 15, 2003, the Company entered into a bank credit agreement under which it could have borrowed up to $5,000,000 through December 15, 2003. The short-term loan bore interest at prime plus 0.5% per annum. The Company was required to pay a fee of 0.25% per annum on the unused portion of the loan. The credit agreement contained various covenants, including maintaining a minimum tangible net worth and reporting requirements. Collateral for this agreement consisted of substantially all the assets of the Company. The Company borrowed no amounts during fiscal 2004, and the loan terminated on September 17, 2003.

In April 2002, the Company entered into a bank credit agreement under which it could have borrowed up to $5,000,000. The bank loan bore interest at prime plus 1% per annum. The Company was required to pay a fee of 0.5% per annum on the unused portion of the loan. The credit agreement contained various covenants, including minimum tangible net worth and reporting requirements. In November 2002, the Company reduced the size of the loan to allow for a maximum borrowing of $1,500,000. The Company borrowed no amounts during fiscal 2003, and the loan expired on January 31, 2003.

5.	COMMITMENTS AND CONTINGENCIES

Operating Leases - The Company leases its offices and distribution center facilities, as well as certain office equipment, under various operating leases. Future minimum rental payments under all operating leases with initial or remaining lease terms of one year or more at March 31, 2004 are as follows (in thousands):

Fiscal Year Ending March 31,
2005	$683
2006	638
2007	235
2008	149
2009	25

$1,730

Total rent expense for all operating leases was approximately $639,000, $630,000 and $613,000 in fiscal 2004, 2003 and 2002, respectively, including amounts paid to related parties (see Note 6).

On April 29, 2004, the Company entered into an office space lease with a commencement date of August 1, 2004 and a lease term of 64 months. The Company’s monthly base rental payments of $34,427 commence on April 1, 2005. The lease includes a tenant improvement allowance, renewal and expansion options, and an option to purchase furniture from the landlord at the end of the initial lease term for $1.

Capital Leases - The Company leases certain fixtures in its distribution center under a capital lease. The aggregate future minimum lease payments related to this capital lease at March 31, 2004 are as follows (in thousands):

Fiscal Year Ending March 31,
2005	$48
2006	52
2007	52
2008	48
2009	—

Total minimum lease payments	200
Less amounts representing interest	(30)

Present value of minimum lease payments	$170

On April 16, 2004, the Company entered into a capital lease for additional equipment in the distribution center with an approximate fair market value of $57,000.

Litigation - The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

Royalties - In connection with curriculum development, the Company has entered into collaborative agreements with a number of organizations, including The Smithsonian Institution, Discovery Enterprises, LLC, Harvard College and Education Leaders Council. The Company is obligated to pay a royalty on sales of the products developed in connection with these organizations. For fiscal 2004, 2003 and 2002, the Company incurred royalty expense of approximately $453,000, $378,000 and $791,000, respectively.

6.	RELATED PARTY TRANSACTIONS

The Company occupies office space currently leased by an entity owned by one of the Company’s shareholders. The Company reimburses its affiliate for rent, telephone and other occupancy-related expenses. Total payments to the affiliate for occupancy-related expenses approximated $127,000, $165,000 and $126,000 for fiscal 2004, 2003 and 2002, respectively. The Company provides administrative support, including payroll processing services, to a company owned by one of the Company’s shareholders. The Company paid $27,000 in each of fiscal 2004 and 2003 in premiums for and is the beneficiary of a key-man term life insurance policy on its chief executive officer. As of March 31, 2002, the Company owed one of the Company’s shareholders $150,000, which was repaid in April 2002.

7.	EMPLOYEE BENEFITS AND EQUITY

The Company has a defined contribution employee benefit plan (the “Plan”) covering all employees over the age of 21 after 90 days of service. The Company may make qualified matching contributions to the Plan. The Company contributed approximately $116,000, $87,000 and $75,000 to the Plan for fiscal 2004, 2003 and 2002, respectively.

In fiscal 2003, the Company implemented the Voyager University Phantom Stock Plan (the “Phantom Stock Plan”) and awarded phantom shares in its VoyagerU division to an executive. The phantom shares awarded correspond to a 3% interest in the division, which vests over a five-year period or upon a liquidity event, as defined. In the absence of a liquidity event, as defined in the Phantom Stock Plan, the value of the cash award is based upon a multiple of the division’s earnings before interest and taxes for the trailing 12 months immediately preceding the valuation date. As of March 31, 2004, the Company recorded compensation expense and deferred compensation liability of $442,000 based on this valuation methodology. No expense or liability was recorded as of March 31, 2003.

Stock Options and Warrants - The Company’s Board of Directors has approved a stock option plan (the “Stock Option Plan”) whereby the Company may award options to purchase up to 1,300,000 shares of common stock to its directors, officers and employees. The options become exercisable over periods of up to 10 years, as specified by the option agreements. Certain of the options granted prior to June 30, 1999 provided that the exercise price will be equal to the value of the underlying stock on the date the options vested (“FV”). All remaining options are exercisable at the price reflected in the related option agreement. The Company’s Board of Directors establishes the exercise prices, which generally are no less than the fair value of the stock as of the award date, reflected on the option agreements. The Stock Option Plan terminates on May 1, 2010, except with respect to options then outstanding.

The following is a summary of stock option transactions under the Stock Option Plan:

	Number of Shares	Option Price Per Share
Outstanding at March 31, 2001	755,024	$2.33-FV
Granted in fiscal 2002	161,900	$15.00
Canceled in fiscal 2002	(81,400)
Exercised in fiscal 2002	(80,100)	$2.33-$15.00

Outstanding at March 31, 2002	755,424	$2.33-FV
Granted in fiscal 2003	55,900	$15.00
Canceled in fiscal 2003	(115,000)
Exercised in fiscal 2003	—

Outstanding at March 31, 2003	696,324	$2.33-FV
Granted in fiscal 2004	134,600	$15.00
Canceled in fiscal 2004	(79,299)
Exercised in fiscal 2004	(92,367)	$2.33-$15.00

Outstanding at March 31, 2004	659,258	$2.33-$15.00

Exercisable at March 31, 2004	529,493	$2.33-$15.00

The following table summarizes additional information about stock options outstanding and exercisable at March 31, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$2.33 - $6.00	210,000	3.3 years	$3.29	210,000	$3.29
$7.50 - $11.00	121,924	5.2 years	9.48	114,324	9.38
$15.00	327,334	10.1 years	15.00	205,169	15.00

	659,258	7.05 years		529,493	9.14

As of March 31, 2004, approximately 441,000 shares of common stock were reserved for future grant under the plan.

In June and July 2001, the Company issued 100,000 warrants to purchase common stock of the Company at an exercise price of $15 per share. Such warrants were issued in connection with the issuance and payment of approximately $4,000,000 in subordinated debt. The warrants expire in 2011. In fiscal 2004, 12,500 warrants were exercised, and the remaining 87,500 were outstanding at March 31, 2004.

In May 1999, the Company issued warrants to purchase 75,000 shares of common stock at an exercise price of $11 per share to its chairman. The warrants expire on May 15, 2009.

On November 15, 1998, the Company issued 408,472 warrants to purchase common stock of the Company at an exercise price of $7.50 per share. Such warrants were issued in connection with the issuance and payment of approximately $4,000,000 in debt. In fiscal 2004, 204,719 warrants were exercised, and the remaining 203,753 expired.

The Company sold 250,000 investment options to its chairman during 1997. The investment options are fully vested, have an exercise price of $3.50 per share and expire on July 1, 2007.

8.	INCOME TAXES

The following tables reflect the components of the benefit for income taxes and a reconciliation of the U.S. statutory tax rate to the Company’s effective income tax rate at March 31 (in thousands):

	2004	2003	2002
Current:
Federal	$529	$—	$—
State	137	—	—

	666	—	—

Deferred:
Federal	(2,304)	—	—
State	(271)	—	—

	(2,575)	—	—

Income tax benefit	$(1,909)	$—	$—

	2004	2003	2002
Income tax provision at U.S. statutory rate	$4,134	$(495)	$(835)
State income taxes, net	451	(44)	(77)
Change in valuation allowance
State, net	(539)	44	77
Federal	(6,251)	97	665
Expenses with no tax benefit	144	403	233
Other	152	(5)	(63)

Income tax benefit	$(1,909)	$—	$—

Significant components of the Company’s deferred tax assets and liabilities as of March 31 are as follows (in thousands):

	2004	2003
Deferred tax assets
Net operating losses	$1,354	$6,329
Tax credits	346	78
Inventory	235	—
Contributions	217	180
Deferred compensation	163	—
Accruals and reserves, not currently deductible	251	178
Depreciation and amortization	9	48

Total deferred tax asset	2,575	6,813

Deferred tax liability
Inventory	—	(23)

Total deferred tax liability	—	(23)

Net deferred tax assets before valuation allowance	2,575	6,790
Valuation allowance	—	(6,790)

Net deferred tax assets	$2,575	$—

The Company experienced operating losses through fiscal 2003. Accordingly, at March 31, 2003, the Company had recorded a valuation allowance to fully offset its deferred tax assets. In fiscal 2004, the Company realized significant profitability enabling it to utilize $13,500,000 of its $17,100,000 tax loss carryforward. Given management’s belief that it was more likely than not that the tax benefit of its remaining net operating loss and tax credit carryforwards would be utilized, at March 31, 2004, the Company reversed the valuation allowance recorded in prior years.

Voyager Expanded Learning, Inc.

Unaudited Financial Statements

VOYAGER EXPANDED LEARNING, INC.

Balance Sheet

December 31,

(In thousands, except share data)

(Unaudited)

	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$10,944	$11,434
Accounts receivable trade, net	15,962	9,126
Inventory	8,057	7,482
Deferred tax assets	756	2,341
Prepaid expenses and other current assets	1,045	314

Total current assets	36,764	30,697
Property and equipment, net	2,233	1,266
Intangibles and other assets	4,936	3,881
Deferred tax assets - noncurrent	—	234

Total assets	$43,933	$36,078

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,226	$2,253
Accrued expenses	6,093	2,122
Income taxes payable	4,072	158
Dividends payable	—	8,580
Deferred revenue	3,625	1,987

Total current liabilities	16,016	15,100
Capital lease, long term	394	—

Total liabilities	16,410	15,100

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares - 20,000,000
Issued and outstanding shares - 9,142,217, and 8,580,211, respectively	91	86
Additional paid-in capital	12,055	25,609
Accumulated surplus deficit	15,377	(4,717)

Total shareholders’ equity	27,523	20,978

Total liabilities and shareholders’ equity	$43,933	$36,078

See notes to financial statements.

VOYAGER EXPANDED LEARNING, INC.

Statements of Operations

For the Nine Months Ended December 31,

(In thousands)

(Unaudited)

	2004	2003
Net revenues	$87,112	$49,994
Cost of sales	23,768	19,891

	63,344	30,103
Operating expenses:
Curriculum development	1,913	1,185
Sales and marketing	14,867	8,965
General and administrative	7,686	4,288
Depreciation and amortization	760	825

	25,226	15,263

Operating income	38,118	14,840
Other income (expense):
Interest income	83	62
Interest expense	(39)	(27)

	44	35

Income before income tax (expense) benefit	38,162	14,875
Income tax (expense) benefit	(15,352)	1,909

Net Income	$22,810	$16,784

See notes to financial statements.

VOYAGER EXPANDED LEARNING, INC.

Statements of Shareholders’ Equity

For the Nine Months Ended December 31, 2004

(In thousands, except share data)

(Unaudited)

	Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Surplus(Deficit)	Total
Balance at March 31, 2004	8,582,211	$86	$25,614	$(7,433)	$18,267
Sale of common stock	560,006	5	3,748	—	3,753
Tax benefit of stock option exercises	—	—	972	—	972
Dividends paid	—	—	(18,279)	—	(18,279)
Net income	—	—	—	22,810	22,810

Balance at December 31, 2004	9,142,217	$91	$12,055	$15,377	$27,523

Statements of Shareholders’ Equity

For the Nine Months Ended December 31, 2003

(In thousands, except share data)

(Unaudited)

	Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Surplus(Deficit)	Total
Balance at March 31, 2003	8,278,560	$83	$31,711	$(21,501)	$10,293
Sale of common stock	301,651	3	2,181		2,184
Tax benefit of stock option exercises			297		297
Dividends declared			(8,580)		(8,580)
Net income				16,784	16,784

Balance at December 31, 2003	8,580,211	$86	$25,609	$(4,717)	$20,978

VOYAGER EXPANDED LEARNING, INC.

Statements of Cash Flows

For the Nine Months Ended December 31,

(In thousands)

(Unaudited)

	2004	2003
OPERATING ACTIVITIES
Net income	$22,810	$16,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	760	825
Amortization of curriculum development costs	1,243	687
Loss on disposal of assets	155	—
Deferred taxes	1,819	(2,575)
Tax benefit of stock option exercises	972	297
Changes in operating assets and liabilities:
Accounts receivable	(10,550)	(3,427)
Inventory	(692)	(3,613)
Prepaid expenses and other assets	(699)	7
Accounts payable and other liabilities	4,314	1,536
Income taxes payable	4,072	158
Deferred revenue	1,136	(1,213)

Net cash provided by operating activities	25,340	9,466

INVESTING ACTIVITIES
Capital expenditures	(1,404)	(350)
Capitalized curriculum development costs	(2,134)	(1,849)

Net cash used in investing activities	(3,538)	(2,199)

FINANCING ACTIVITIES
Dividends paid	(18,279)	—
Proceeds from sale leasebacks	304	—
Principal payments on capital lease	(85)	—
Proceeds from sale of common stock	3,753	2,185

Net cash provided by (used in) financing activities	(14,307)	2,185

Net change in cash and cash equivalents	7,495	9,452
Cash and cash equivalents, beginning of period	3,449	1,982

Cash and cash equivalents, end of period	$10,944	$11,434

Supplemental disclosure of cash paid during the year:
Interest	$39	$27

Income taxes	$8,791	$210

Noncash investing and financing activities:
Capital lease obligations incurred	$165	$—

See notes to financial statements.

VOYAGER EXPANDED LEARNING, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Nine Month Ended December 31, 2004 and 2003

1.	BASIS OF PRESENTATION

Voyager Expanded Learning, Inc. (the Company) is responsible for the financial statements for the nine months ended December 31, 2004 and 2003. The financials have been prepared in accordance with accounting principles generally accepted in the United States of America and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. The Company has condensed or omitted certain footnotes or other financial information that are normally required for annual financial statements. These statements should be read in combination with the annual audited financial statements as of and for the year ended March 31, 2004.

Revenue, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim financial statements may not be the same as those for the full year.

2.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31 (in thousands):

	2004	2003
Office equipment and computers	$1,898	$1,956
Software	1,902	1,628
Furniture and fixtures	1,060	900
Leasehold improvements	504	722

	5,364	5,206
Less accumulated depreciation and amortization	(3,131)	(3,940)

Net property and equipment	$2,233	$1,266

As of December 31, 2004 furniture and fixtures held under capital leases totaled $646,000. There were no capital leases as of December 31, 2003.

3.	INTANGIBLES AND OTHER ASSETS

Intangibles and other assets consisted of the following at December 31 (in thousands):

	2004			2003
	Total	Accumulated Amortization	Net Book Value	Total	Accumulated Amortization	Net Book Value
Curriculum development costs	$6,815	$(2,669)	$4,146	$4,000	$(1,080)	$2,920
Purchased curriculum and delivery system	1,038	(400)	638	1,038	(270)	768
Performance contract	346	(346)	—	346	(288)	58
Other	152	—	152	135	—	135

	$8,351	$(3,415)	$4,936	$5,519	$(1,638)	$3,881

4.	ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31 (in thousands):

	2004	2003
Compensation expense	$3,988	$1,273
Legal and Accounting	797	—
Other accrued expenses	1,308	849

	$6,093	$2,122

Compensation expense includes a $1,464,000 accrual for 2004 and a $442,000 accrual for 2003 for the phantom shares awarded in connection with the Voyager University Phantom Stock Plan.

5.	DEBT

On March 31, 2004, the Company entered into a bank credit agreement under which it could have borrowed up to $5,000,000 through July 1, 2005. The loan bore interest at prime plus 0.5% per annum. The Company paid a loan origination fee of $25,000 and was required to pay a fee of 0.25% per annum on the unused portion of the loan. The credit agreement contained various covenants, including maintaining a minimum tangible net worth and fixed charge coverage ratio and reporting requirements. Collateral for this agreement consisted of substantially all the assets of the Company. The Company borrowed no amounts under this agreement and the credit agreement terminated January 31, 2005.

6.	COMMITMENTS AND CONTINGENCIES

Operating Leases - The Company leases its offices and distribution center facilities, as well as certain office equipment, under various operating leases. Future minimum rental payments under all operating leases with initial or remaining lease terms of one year or more at December 31, 2005 are as follows (in thousands):

Year Ending December 31,
2005	$964
2006	1,014
2007	552
2008	552
2009	464

$3,546

Capital Leases - The Company leases certain furniture and fixtures in its offices and distribution center facilities under capital leases. The aggregate future minimum lease payments related to the capital leases at December 31, 2004 are as follows (in thousands):

Year Ending December 31,
2005	$162
2006	174
2007	165
2008	55

Total minimum lease payments	556
Less amounts representing interest	(81)

Present value of minimum lease payments	$475

7.	INCOME TAXES

Income tax expense (benefit) consisted of the following at December 31 (in thousands):

	2004	2003
Current federal and state tax expense	$15,233	$666
Deferred	119	(2,575)

Income Tax Expense (Benefit)	$15,352	$(1,909)

8.	SUBSEQUENT EVENTS

On January 31, 2005, all of the Company’s stock was sold to VEL Acquisition Corp., a Texas corporation and wholly owned subsidiary of ProQuest Company (“ProQuest”), in exchange for total consideration of up to $381,000,000 to be paid to the Company’s shareholders. The total consideration consisted of $340,000,000 in cash, $21,000,000 in ProQuest common stock and up to $20,000,000 in cash based on the Company’s achievement of certain revenue goals for the twelve months ending March 31, 2006. In connection with the sale, VEL Acquisition Corp. was merged into the Company and the Company became a wholly-owned subsidiary of ProQuest. All of the Company’s outstanding stock, warrants, stock options and phantom stock awards were accelerated and cancelled in connection with the sale of the Company. For the nine months ended December 31, 2004, the Company had recorded $1,079,000 in costs related to the sale of the company. In addition, the Company’s bank line of credit was cancelled and the key-man life insurance policy on the Company’s CEO was transferred to an entity with which the Company had been affiliated.

Pro Forma Condensed Combined Financial Statements

ProQuest Company

Pro Forma Condensed Combined Financial Statements

(Unaudited)

This information should be read in conjunction with the previously filed Form 8-K, dated February 4, 2005, the previously filed historical consolidated financial statements and accompanying notes of ProQuest Company, contained in its Annual Report on Form 10-K for the fiscal year ended January 1, 2005 and the historical financial statements and accompanying notes of Voyager Expanded Learning, Inc. included elsewhere in this Form 8-K.

The following unaudited pro forma condensed combined balance sheet as of January 1, 2005, and the pro forma condensed combined statement of operations for the fiscal year ended January 1, 2005, give effect to the acquisition, by ProQuest Company (the Company), of all the issued and outstanding common stock of Voyager Expanded Learning, Inc. (Voyager), on January 31, 2005, for total consideration of approximately $361 million. The Company’s new financing arrangements and related costs have also been reflected in the pro forma condensed combined financial statements. The pending working capital adjustment, which is expected to be an incremental cost of approximately $5,000,000 and the potential $20,000,000 in additional consideration based on Voyager’s operating results from April 1, 2005 through March 31, 2006 are not reflected in the Pro Forma Condensed Combined Financial Statements. The accompanying footnotes provide descriptions of the assumptions and adjustments made in the Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma condensed combined balance sheet represents the financial position of the Company and Voyager as of January 1, 2005, the last day of ProQuest’s most recently completed fiscal year, assuming the acquisition occurred as of that date. The unaudited pro forma condensed combined statement of operations has been prepared assuming the acquisition occurred as of the beginning of the period presented. The acquisition actually occurred on January 31, 2005.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only in response to Securities and Exchange Commission (“SEC”) requirements and do not purport to represent what the Company’s financial position or results of operations would actually have been if the transaction had in fact occurred at such dates, or to project the Company’s financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma condensed combined financial statements have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X.

For financial reporting purposes, Voyager’s assets and liabilities have been adjusted, on a preliminary basis, to reflect their fair values in the unaudited pro forma condensed combined balance sheet as of January 1, 2005. The estimated effects resulting from these adjustments have been reflected in the unaudited pro forma condensed combined statement of operations.

ProQuest Company and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of January 1, 2005 (ProQuest Company’s fiscal year end)

(In thousands, except per share data)

	ProQuest	Voyager	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,313	$10,944			$15,257
Accounts receivable, net	95,279	15,962	(476)	a	110,765
Inventory, net	5,312	8,057			13,369
Other current assets	50,133	1,801	166	e	52,100

Total current assets	155,037	36,764	(310)		191,491

Property, plant, equipment and product masters, net	199,997	2,233			202,230
Long-term receivables	8,084	—			8,084
Goodwill	311,279	—	267,756	d, e	579,035
Identifiable intangibles, net	15,379	647	104,753	d	120,779
Purchased and developed software, net	41,699	4,146			45,845
Other assets	21,454	143			21,597

Total assets	$752,929	$43,933	$372,199		$1,169,061

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,000	$—	$(5,000)	f	$—
Accounts payable	49,364	2,226			51,590
Accrued expenses	35,303	9,527	1,299	c, d	46,129
Current portion of monetized future billings	24,331	—			24,331
Deferred income	100,480	3,625			104,105
Reserve for Sales Returns		476	(476)	a	—
Capital Lease, short-term		162			162

Total current liabilities	214,478	16,016	(4,177)		226,317

Long-term liabilities:
Long-term debt, less current maturities	150,000	—	345,198	f	495,198
Monetized future billings, less current portion	36,197	—			36,197
Capital Lease, long-term	—	394			394
Other liabilities	82,533	—	37,165	e	119,698

Total long-term liabilities	268,730	394	382,363		651,487

Shareholders’ equity:
Common stock (.001 par value, 50,000 shares authorized)	29	91	(90)	b, d	30
Capital surplus	320,033	12,055	9,480	b, d	341,568
Unearned compensation on restricted stock	(236)	—			(236)
Notes receivable arising from stock purchases	(194)	—			(194)
Retained earnings (accumulated deficit)	(36,019)	15,377	(15,377)	b	(36,019)
Treasury stock, at cost (658 shares)	(16,276)	—			(16,276)
Other comprehensive income/(loss):
Accumulated foreign currency translation adjustment	4,562	—			4,562
Unrealized (loss) from derivatives, net of tax	(536)	—			(536)
Minimum pension liability, net of tax	(1,970)	—			(1,970)
Net unrealized gain on securities	328	—			328

Accumulated other comprehensive income/(loss)	2,384	—	—		2,384

Total shareholders’ equity	269,721	27,523	(5,987)		291,257

Total liabilities and shareholders’ equity	$752,929	$43,933	$372,199		$1,169,061

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

ProQuest Company and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended January 1, 2005

(In thousands, except per share data)

	ProQuest	Voyager	Pro Forma Adjustments		Pro Forma Combined
Net sales	$462,814	$93,123			$555,937
Cost of sales	(230,315)	(26,871)	(9,700)	h	(266,886)

Gross profit	232,499	66,252	(9,700)		289,051
Research and development expense	(16,603)	(2,100)			(18,703)
Selling and administrative expense	(120,592)	(28,575)	1,261	g, h	(147,906)
Other income / (expense)	—	(185)			(185)
Gain on sale of fixed assets	900	—			900

Earnings from continuing operations before interest and income taxes	96,204	35,392	(8,439)		123,157
Net interest expense:
Interest income	1,517	94			1,611
Interest expense	(17,952)	(39)	(16,253)	i	(34,244)

Net interest expense	(16,435)	55	(16,253)		(32,633)

Earnings from continuing operations before income taxes	79,769	35,447	(24,692)		90,524
Income tax expense	(27,039)	(15,352)	10,607	j	(31,784)

Earnings from continuing operations	$52,730	$20,095	$(14,085)		$58,740

Net earnings per common share:
Basic:
Earnings from continuing operations	$1.85				$2.01
Diluted:
Earnings from continuing operations	$1.83				$1.99
Average number of common shares and equivalents outstanding:
Basic	28,514		683	k	29,197
Diluted	28,844		683	k	29,527

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Balance Sheet

(a)	Reclassification of Reserve for Sales Returns.

(b)	Elimination of Voyager Stockholder’s Equity and Retained Earnings.

(c)	Elimination of accrued acquisition costs.

(d)	Preliminary purchase price allocation and issuance of 683,293 ProQuest shares.

(e)	Income tax provision related to preliminary purchase price allocation.

(f)	Change in ProQuest financing arrangements, to reflect the new private-placement notes and monies borrowed against the new revolving credit agreement.

Statement of Operations

(g)	Reversal of acquisition related costs incurred by Voyager Expanded Learning, Inc.

(h)	Amortization of intangibles:

	Value	Useful Life	Annual Amortization
Student Educational Programs	$82,000	10	$8,200
Teacher Educational Programs	15,000	10	1,500
Trademarks / Trade Names	3,600	10	360
Customer Relationships	4,800	10	480

	$105,400		$10,540

(i)	Interest costs of Private Placement financing and new revolver loan.

(j)	Tax benefits relating to pro forma adjustments.

(k)	Additional ProQuest shares issued.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.

ProQuest Company
Date: April 15, 2005

/s/ Kevin G. Gregory
Kevin G. Gregory
Senior Vice President, Chief Financial Officer, and Assistant Secretary